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                                                                    EXHIBIT 10.4

                                HEALTHSTREAM INC.

                         1994 EMPLOYEE STOCK OPTION PLAN

SECTION 1.  PURPOSE; DEFINITIONS.

         The purpose of the HealthStream, Inc. 1994 Employee Stock Option Plan (the "Plan") is to enable HealthStream, Inc. (the "Corporation") to attract, retain and reward key employees of and consultants to the Corporation, and strengthen the mutuality of interests between such key employees, consultants and the Corporation's stockholders, by offering such key employees and consultants performance-based stock incentives. The creation of the Plan shall not diminish or prejudice other compensation programs approved from time to time by the Board.

         For purposes of the Plan, the following terms shall be defined as set forth below:

         A. "Board" means the Board of Directors of the Corporation.

         B. "Common Stock" means the Corporation's Common Stock, no par value.

         C. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         D. "Corporation" means HealthStream, Inc., a corporation organized under the laws of the State of Tennessee or any successor corporation.

         E. "Disability" means disability as determined under the Corporation's long-term disability insurance policy or as otherwise determined by the Board from time to time.

         F. "Early Retirement" means retirement, for purposes of this Plan with the express consent of the Corporation at or before the time of such retirement, from active employment with the Corporation prior to age 65, in accordance with any applicable early retirement policy of the Corporation then in effect.

         G. "Fair Market Value" means such value as the Committee in good faith deems appropriate without regard to any restriction other than a restriction which, by its terms, will never lapse.

         H. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         I. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         J. "Normal Retirement" means retirement from active employment with the Corporation on or after age 65.

         K. "Plan" means this HealthStream, Inc. 1994 Employee Stock Option Plan, as hereinafter amended from time to time.



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         L. "Retirement" means Normal or Early Retirement.

         M. "Stock" means the Common Stock.

         N. "Stock Option" or "Option" means any option to purchase shares of Stock granted pursuant to Section 5 below.

SECTION 2.  ADMINISTRATION.

         The Plan shall be administered by the Board or a committee thereof appointed by the Board.

         The Board or any committee appointed thereby shall have authority to grant Stock Options, pursuant to the terms of the Plan, to officers, other key employees and consultants eligible under Section 4.

         In particular, the Board or any committee appointed thereby shall have the authority, consistent with the terms of the Plan:

                  (a) to select the officers, directors and other key employees of and consultants to the Corporation to whom Stock Options may from time to time be granted hereunder;

                  (b) to determine whether and to what extent Incentive Stock Options and/or Non-Qualified Stock Options, or any combination thereof, are to be granted hereunder to one or more eligible employees;

                  (c) to determine the number of shares to be covered by each such award granted hereunder; and

                  (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Board shall determine, in its sole discretion).

         The Board shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

         All decisions made by the Board pursuant to the provisions of the Plan shall be made in the Board's sole discretion and shall be final and binding on all persons, including the Corporation and Plan participants.




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SECTION 3.  SHARES OF STOCK SUBJECT TO PLAN.

         The aggregate number of shares of Stock reserved and available for distribution under the Plan shall be 2,000,000 shares.

         In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, Stock dividend, Stock split or other change in corporate structure affecting the Stock, an appropriate substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, as may be determined to be appropriate by the Board, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.

SECTION 4.  ELIGIBILITY.

         Officers, directors and other key employees of and consultants to the Corporation who are responsible for or contribute to the management, growth and/or profitability of the business of the Corporation are eligible to be granted awards under the Plan.

SECTION 5.  STOCK OPTIONS.

         Any Stock Option granted under the Plan shall be in such form as the Board may from time to time approve. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Incentive Stock Options may be granted only to individuals who are employees of the Corporation.

         The Board shall have the authority to grant to any optionee (subject to the limitation set forth in the paragraph above) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options.

         Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall deem desirable.

                  (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Board at the time of grant but shall be not less than 100% (or, in the case of any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any of its subsidiary or parent corporations, not less than 110%) of the Fair Market Value of the Stock at grant, in the case of Incentive Stock Options, and not less than 50% of the Fair Market Value of the Stock at grant, in the case of Non-Qualified Stock Options.

                  (b) Option Term. The term of each Stock Option shall be fixed by the Board, but no Incentive Stock Option shall be exercisable more than ten years (or, in the case of an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its subsidiary or parent corporations, more than five years) after the date the Option is granted.

                  (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board at or after grant. The



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         Board may provide that a Stock Option shall vest over a period of future service at a rate specified at the time of grant, or that the Stock Option is exercisable only in installments. If the Board provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Board may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Board shall determine, in its sole discretion.

                  (d) Method of Exercise. Subject to whatever installment exercise restrictions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Corporation specifying the number of shares to be purchased.

                  Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Board may accept. As determined by the Board, in its sole discretion, at or (except in the case of an Incentive Stock Option) after grant.

                  No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 8(a).

                  (e) Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

                  (f) Bonus for Taxes. In the case of a Non-Qualified Stock Option, the Board in its discretion may award at the time of grant or thereafter the right to receive upon exercise of such Stock Option a cash bonus calculated to pay part or all of the Federal and State, if any, income tax incurred by the optionee upon such exercise.

                  (g) Termination by Death. Subject to Section 5(k), if an optionee's employment by the Corporation terminates by reason of death, any Stock Option held by such optionee shall thereupon terminate.

                  (h) Termination by Reason of Disability. Subject to Section 5(k), if an optionee's employment by the Corporation terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or (except in the case of an Incentive Stock Option) on such accelerated basis as the Board may determine at or after grant (or, except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Board), for a period of three months from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

                  (i) Termination by Reason of Retirement. Subject to Section 5(k), if an optionee's employment by the Corporation terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or (except in the case of an Incentive Stock Option) on such accelerated basis as the Board may determine at or after grant (or, except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Board), for a period of three months (or such shorter period as the Board may



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         specify at grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter.

                  (j) Other Termination. Unless otherwise determined by the Board (or pursuant to procedures established by the Board) at or (except in the case of an Incentive Stock Option) after grant, if an optionee's employment by the Corporation is involuntarily terminated for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Stock Option's term if the involuntary termination is without Cause. For purposes of this Plan, "Cause" means (i) a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or (ii) a participant's willful misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Corporation. If an optionee voluntarily terminates employment with the Corporation (except for Disability, Normal or Early Retirement), the Stock Option shall thereupon terminate; provided, however, that the Board at grant or (except in the case of an Incentive Stock Option) thereafter may extend the exercise period in this situation for the lesser of three months or the balance of such Stock Option's term.

                  (k) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

                  No Incentive Stock Option shall be granted to any participant under the Plan if such grant would cause the aggregate Fair Market Value (as of the date the Incentive Stock Option is granted) of the Stock with respect to which all Incentive Stock Options issued after December 31, 1986 are exercisable for the first time by such participant during any calendar year (under all such plans of the Company and any Subsidiary) to exceed $100,000.

                  To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:

                               (i) if (x) a participant's employment is
                  terminated by reason of death, Disability or Retirement and
                  (y) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section 5(g), (h) or (i), applied without regard to the $100,000 limitation contained in Section 422(d) of the Code, is greater than the portion of such option that is immediately exercisable as an "incentive stock option" during such post-termination period under Section 422, such excess shall be treated as a Non-Qualified Stock Option; and

                               (ii) if the exercise of an Incentive Stock Option
                  is accelerated by reason of a Change in Control, any portion of such option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in
                  Section 422(d) of the Code shall be treated as a Non-Qualified Stock Option.



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SECTION 6.  AMENDMENTS AND TERMINATION.

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, theretofore granted, without the optionee's or participant's consent or which, without the approval of the Corporation's stockholders, would:

                  (a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

                  (b) change the pricing terms of Section 5(a);

                  (c) change the employees or class of employees eligible to participate in the Plan; or

                  (d) extend the term under Section 10 of the Plan.

         The Board may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. The Board may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices.

         Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 7.  UNFUNDED STATUS OF PLAN.

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Corporation, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Board otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 8.  GENERAL PROVISIONS.

         (a) The Board may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Corporation in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer.

         All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Commission and any applicable Federal or state securities law,



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and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         (c) The adoption of the Plan shall not confer upon any employee of the Corporation any right to continued employment with the Corporation, nor shall it interfere in any way with the right of the Corporation to terminate the employment of any of its employees at any time.

         (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Corporation, or make arrangements satisfactory to the Board regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount.

         (e) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Tennessee.

SECTION 9.  EFFECTIVE DATE OF PLAN.

         The Plan shall be effective as of April 15, 1994.

SECTION 10.  TERM OF PLAN.

         No Stock Option shall be granted pursuant to the Plan on or after the tenth anniversary of the effective date, but awards granted prior to such tenth anniversary may be extended beyond that date.



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